UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2006

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 8.01 Other Events

Neenah Paper, Inc. (the “Company”) announced on June 2, 2006, that the Company will be meeting with Buchanan Forest Products, Ltd. (“Buchanan”) to discuss the status of a possible transfer of the Company’s Terrace Bay pulp mill and woodlands operations to Buchanan. On May 9, 2006, the Company filed an 8-K and announced it had tentatively agreed to transfer these operations to Buchanan subject to several conditions, including completion by June 1, 2006, of labor negotiations between Buchanan and mill and woodlands employees.  Mill employees were able to negotiate a revised agreement in accordance with this deadline, however, woodlands employees have not.  In the May 9, 2006 8-K the Company had announced plans to permanently close the mill and woodlands if a transfer to Buchanan could not be successfully completed.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press release dated June 2, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: June 5, 2006	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary